AMENDED
                                    EXHIBIT A
                                    ---------

                          FUNDS OF ACCESSOR FUNDS, INC.

         THIS AMENDED EXHIBIT A, dated as of May 1, 2000, is Exhibit A to the Fund Accounting and Services Agreement dated as of October 4, 1996, by and among Accessor Capital Management LP (formerly Bennington Capital Management L.P.), Fifth Third Bank and Accessor Funds, Inc. This Amended Exhibit A shall supersede all previous forms of Exhibit A.

Name of Fund                                              Date
------------                                             ----

Growth Fund                                          November 18, 1996
Value Fund                                           November 18, 1996
Small to Mid Cap Fund                                November 18, 1996
International Equity Fund                            November 18, 1996
Intermediate Fixed-Income Fund                       October 7, 1996
Short-Intermediate Fixed-Income Fund                 October 7, 1996
High Yield Bond Fund                                 May 1, 2000
Mortgage Securities Fund                             November 18, 1996
U.S. Government Money Fund                           October 7, 1996



                                     ACCESSOR FUNDS, INC.

                                     By:/s/Ravindra A. Deo
                                        Ravindra A. Deo
                                        Vice President

                                     ACCESSOR CAPITAL MANAGEMENT LP
                                     By:  Bennington Management Associates, Inc.
                                     Its: Managing General Partner

                                     By:/s/J. Anthony Whatley III
                                           J. Anthony Whatley III
                                           President

                                     THE FIFTH THIRD BANK

                                     By:/s/Tracie D. Hoffman
                                        Tracie D. Hoffman
                                        Vice President

                                     AMENDED
                                    EXHIBIT B
                                    ---------

                                  FEE SCHEDULE

         THIS AMENDED EXHIBIT B, dated as of May 1, 2000, is Exhibit B to the Fund Accounting and Services Agreement dated as of October 4, 1996, by and among Accessor Capital Management LP (formerly Bennington Capital Management L.P.), Fifth Third Bank ("Fifth Third") and Accessor Funds, Inc. ("Accessor Funds"). This Amended Exhibit B shall supersede all previous forms of Exhibit B.

         Accessor Funds will pay Fifth Third an annual fund accounting and service fee (the "Fee"), to be calculated daily and paid monthly. The annual Fee for each Fund shall be the greater of a monthly minimum or an asset based fee, as follows:


                                    Monthly Mimumum     Or                Asset Based Fees
------------------------------------------------------------------------------------------------------------
                                                                First            Next          Assets over
Fund                                                         $100,000,000    $150,000,000     $250,000,000
------------------------------------------------------------------------------------------------------------
Growth                                  $1,500                  .03%            .02%              .01%
Value                                   $1,500                  .03%            .02%              .01%
Small to Mid Cap                        $1,500                  .03%            .02%              .01%
International Equity                    $3,000                  .04%            .03%              .02%
Intermediate Fixed-Income               $2,000                  .03%            .02%              .01%
Short-Intermediate Fixed Income         $2,000                  .03%            .02%              .01%
High Yield Bond                         $2,000                  .03%            .02%              .01%
Mortgage Securities                     $2,000                  .03%            .02%              .01%
U.S. Government Money                   $1,500                  .03%            .02%              .01%

         Accessor Funds will pay an additional annual Fee of $2,000 per Fund for other administrative services rendered, to be charged monthly. Should Accessor Funds add additional share classes, there will be an annual charge of $7,000 per additional class per Fund, also to be charged monthly. Finally, Accessor Funds will reimburse Fifth Third for its out-of-pocket expenses incurred in performing its services under this Agreement, including, but not limited to: postage and mailing, telephone, facsimile, overnight courier services and outside independent pricing service charges, and record retention/storage.

ACCESSOR FUNDS, INC.                  ACCESSOR CAPITAL MANAGEMENT LP

                                      By: Bennington Management Associates, Inc.
                                      Its: Managing General Partner

By:/s/Ravindra A. Deo                 By:/s/J. Anthony Whatley III
   Ravindra A. Deo                       J. Anthony Whatley III
   Vice President                        President

                                       THE FIFTH THIRD BANK

                                        By:/s/Tracie D. Hoffman
                                           Tracie D. Hoffman
                                           Vice President